UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2004

QRS CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-21958	68-0102251
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Marina Way South, Richmond, California	94804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (510) 215-5000

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 13, 2004, QRS Corporation mailed a Notice of Special Meeting of Stockholders to each holder of record of QRS Corporation common stock. A copy of such mailing and the enclosures therewith are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following documents are filed as exhibits to this report:

99.1	Notice of Special Meeting of Stockholders, including letter from Elizabeth A. Fetter, President and Chief Executive Officer of QRS Corporation, and Agreement and Plan of Merger dated as of September 2, 2004, by and among Inovis International, Inc., QRS Corporation and EDI Merger Corp., including the form of Voting Agreement attached as Exhibit A thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QRS CORPORATION

Date: September 14, 2004	By:	/s/ Elizabeth A. Fetter
	Name:	Elizabeth A. Fetter
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Notice of Special Meeting of Stockholders, including letter from Elizabeth A. Fetter, President and Chief Executive Officer of QRS Corporation, and Agreement and Plan of Merger dated as of September 2, 2004, by and among Inovis International, Inc., QRS Corporation and EDI Merger Corp., including the form of Voting Agreement attached as Exhibit A thereto.